EXHIBIT 5.1

                                            March 26, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: TransNet Corporation 2000 Stock Option Plan - Registration on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of TransNet Corporation, a Delaware corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees, officers, non-officer directors and consultants of 500,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"), under the TransNet Corporation 2000 Stock Option Plan (the "Plan").

         As counsel for the Company, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and other documents as I have deemed relevant as a basis for my opinion hereinafter expressed.

         This opinion is limited to the corporate laws of the State of Delaware and I express no opinion with respect to the laws of any other jurisdiction. With respect to the corporate laws of the State of Delaware, I have examined and relied upon the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, it is my opinion that the Shares have been duly and validly authorized and, when issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement.

                                            Very truly yours,


                                            By: /s/ Susan M. Wilk
                                                -----------------------------
                                                Susan M. Wilk
                                                General Counsel